EXHIBIT 99
Viacom Announces Cash Tender Offers for Up to $750 Million Aggregate Purchase Price of Certain Outstanding Debt Securities
NEW YORK --(BUSINESS WIRE)-- Viacom Inc. (NASDAQ: VIAB, VIA) today announced that it will commence cash tender offers (collectively, the "Offers") for up to $750 million aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) (the "Maximum Tender Amount") of its 2.750% Senior Notes due 2019, 5.625% Senior Notes due 2019, 4.500% Senior Debentures due 2042, 4.875% Senior Debentures due 2043, 3.450% Senior Notes due 2026, 2.250% Senior Notes due 2022, 4.850% Senior Debentures due 2034, 3.250% Senior Notes due 2023, 5.250% Senior Debentures due 2044, 3.125% Senior Notes due 2022, 3.875% Senior Notes due 2024, and 4.250% Senior Notes due 2023 (collectively, the “Securities”).
The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap(1)	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(2)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)	Hypothetical Total Consideration (per $1,000)(3)
2.750% Senior Notes due 2019	92553PAY8	$400,000,000	$150,000,000	1	1.250% UST due April 30, 2019	FIT1	80	$30.00	$1,016.66
5.625% Senior Notes due 2019	92553PAD4	$550,000,000		2	1.250% UST due April 30, 2019	FIT1	80	$30.00	$1,079.17
4.500% Senior Debentures due 2042	92553PAL6	$250,000,000	N/A	3	3.000% UST due February 15, 2047	FIT1	230	$30.00	$902.24
4.875% Senior Debentures due 2043	92553PAQ5	$250,000,000	N/A	4	3.000% UST due February 15, 2047	FIT1	230	$30.00	$952.95
3.450% Senior Notes due 2026	92553PBB7	$900,000,000	N/A	5	2.375% UST due May 15, 2027	FIT1	165	$30.00	$966.87
2.250% Senior Notes due 2022	92553PBA9	$400,000,000	N/A	6	1.875% UST due April 30, 2022	FIT1	100	$30.00	$978.07
4.850% Senior Debentures due 2034	92553PAZ5	$600,000,000	N/A	7	3.000% UST due February 15, 2047	FIT1	200	$30.00	$993.33
3.250% Senior Notes due 2023	92553PAR3	$300,000,000	N/A	8	1.875% UST due April 30, 2022	FIT1	150	$30.00	$999.76
5.250% Senior Debentures due 2044	92553PAW2	$550,000,000	N/A	9	3.000% UST due February 15, 2047	FIT1	230	$30.00	$1,006.05
3.125% Senior Notes due 2022	92553PAM4	$300,000,000	N/A	10	1.875% UST due April 30, 2022	FIT1	120	$30.00	$1,007.59
3.875% Senior Notes due 2024	92553PAX0	$550,000,000	N/A	11	2.375% UST due May 15, 2027	FIT1	145	$30.00	$1,011.52
4.250% Senior Notes due 2023	92553PAT9	$1,250,000,000	N/A	12	1.875% UST due April 30, 2022	FIT1	165	$30.00	$1,045.48

(1)
The tender cap of $150,000,000 for the 2.750% Senior Notes due 2019 and the 5.625% Senior Notes due 2019 (together, the “2019 Notes”) represents the combined maximum aggregate purchase price of 2019 Notes that will be purchased in the Offers.

(2)	The applicable page on Bloomberg from which the dealer managers will quote the bid side prices of the applicable U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.

(3)
The Hypothetical Total Consideration is inclusive of the Early Tender Premium (as defined below) but exclusive of accrued and unpaid interest from the last interest payment date applicable to the relevant series of Securities up to, but not including, the Early Settlement Date (as defined below) and is based on the reference yield of the Reference U.S. Treasury Security (as set forth above) as of 2:00 p.m., New York City time, on May 17, 2017, assuming an Early Settlement Date of June 5, 2017. The actual reference yields of the Reference U.S. Treasury Securities will be determined by the dealer managers based on certain quotes available at 2:00 p.m., New York City time, on the price determination date, which is expected to be June 2, 2017.

The Offers are being made pursuant to and are subject to the terms and conditions set forth in the Offer to Purchase dated May 18, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”). The Offers are scheduled to expire at 11:59 p.m., New York City time, on

June 15, 2017, unless extended or earlier terminated by Viacom (the “Expiration Date”). Tenders of Securities may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 1, 2017 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.
Holders of Securities validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on June 1, 2017 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Securities accepted for purchase (the “Early Tender Premium”). The consideration paid in the Offers for each series of Securities validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Securities who validly tender their Securities following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable Tender Offer Consideration per $1,000 principal amount of any such Securities validly tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration and Tender Offer Consideration will be determined at 2:00 p.m., New York City time, on June 2, 2017, unless extended by Viacom.
In addition, payments for Securities purchased will include accrued and unpaid interest from the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase.
The settlement date for Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase is expected to be June 5, 2017 (the “Early Settlement Date”). The settlement date for Securities validly tendered following the Early Tender Deadline but on or prior to the Expiration Date and accepted for purchase is expected to be June 16, 2017, the first business day after the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount of Securities is not purchased on the Early Settlement Date.
Subject to the Maximum Tender Amount, the tender cap specified in the table above (the “2019 Notes Tender Cap”) and proration, all Securities validly tendered and not validly withdrawn on or before the Early Tender Deadline having a higher Acceptance Priority Level (with 1 being the highest) will be accepted before any validly tendered Securities having a lower Acceptance Priority Level (with 12 being the lowest), and all Securities validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Securities validly tendered after the Early Tender Deadline having a lower Acceptance Priority Level. However, if the Offers are not fully subscribed as of the Early Tender Deadline, subject to the Maximum Tender Amount, the 2019 Notes Tender Cap and proration, Securities validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted for purchase in priority to Securities validly tendered after the Early Tender Deadline even if such Securities validly tendered after the Early Tender Deadline have a higher Acceptance Priority Level than Securities validly tendered on or prior to the Early Tender Deadline. Subject to applicable law, Viacom may increase or decrease the Maximum Tender Amount and/or increase, decrease or eliminate the 2019 Notes Tender Cap without extending the Early Tender Deadline or the Withdrawal Deadline.
Securities of a series may be subject to proration (rounded to avoid the purchase of Securities in a principal amount other than in an integral multiple of $1,000) if the aggregate purchase price of the Securities of such series validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded or, in the case of the 2019 Notes, if the combined aggregate purchase price of the 2019 Notes validly tendered and not validly withdrawn is greater than the 2019 Notes Tender Cap. Furthermore, if the Offers are fully subscribed as of the Early Tender Deadline, holders who validly tender Securities following the Early Tender Deadline but on or prior to the Expiration Date will not have any of their Securities accepted for purchase regardless of Acceptance Priority Level. Viacom's obligation to accept for purchase, and to pay for, the Securities validly tendered and not validly withdrawn in the Offers is subject to the satisfaction or waiver of the conditions as described in the Offer to Purchase. Viacom reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; (iii) increase or decrease the Maximum Tender Amount and/or increase, decrease or eliminate the 2019 Notes Tender Cap without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect.
Information Relating to the Offers
Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 470-3900 (toll-free) or (212) 430‑3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106 (collect) or (800) 558-3745 (toll-free), Deutsche Bank Securities Inc., Liability Management Group, at (212) 250-2955 (collect) or (866) 627-0391 (toll-free), or Wells Fargo Securities, LLC, Liability Management Group, at (704) 410-4760 (collect) or (866) 309-6316 (toll‑free).
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to buy the Securities is only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Viacom, the dealer managers, the tender agent or the information agent is making any recommendation as to whether or not holders should tender their Securities in connection with the Offers.
About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, apps, games, consumer products, social media experiences, and other entertainment content for audiences in more than 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Logo, Nicktoons, TeenNick, Channel 5 (UK), Telefe (Argentina) and Paramount Channel, reach over 3.9 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.
For more information about Viacom and its businesses, visit www.viacom.com. Keep up with Viacom news by following Viacom's blog at blog.viacom.com and Twitter feed at www.twitter.com/viacom.
Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the effect of recent changes in management and our board of directors; the ability of our recently-announced strategic initiatives to achieve their operating objectives; the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; the impact of inadequate audience measurement on our program ratings and advertising and affiliate revenues; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications or other laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2016 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.
Contacts
Press:
Alex Rindler
Senior Manager, Corporate Communications
(212) 846-4337
alex.rindler@viacom.com
Investors:
James Bombassei
Senior Vice President, Investor Relations
(212) 258-6377
james.bombassei@viacom.com
or
Lou Converse
Vice President, Assistant Treasurer
(212) 846-8110
lou.converse@viacom.com